Exhibit 10.6

SPONSOR LOCK-IN AGREEMENT

22 JULY, 2015

INTERNATIONAL FINANCE CORPORATION

AND

HELION VENTURE PARTNERS II, LLC

AND

HELION VENTURE PARTNERS INDIA II, LLC

AND

FC VI INDIA VENTURE (MAURITIUS) LTD.

AND

IFC GIF INVESTMENT COMPANY I

AND

IW GREEN INC.

AND

INDERPREET SINGH WADHWA

l|l TRILEGAL

DELHI     |     MUMBAI     |     BANGALORE     |     HYDERABAD

TABLE OF CONTENTS

1.	Definitions and Interpretation	4

2.	Management	6

3.	Sponsor Lock-In	7

4.	Locked-In Shares	7

5.	Sale/Release of Locked-In Shares	8

6.	Representations and Warranties	10

7.	Term and Termination	10

8.	Governing Law and Dispute Resolution	11

9.	Miscellaneous	12

Schedule A - Distribution Proportion		21

SPONSOR LOCK-IN AGREEMENT

This SPONSOR LOCK-IN AGREEMENT (the “Agreement”) executed on 22 July, 2015 between:

1.	INTERNATIONAL FINANCE CORPORATION, an international organization established by the Articles of Agreement among its member countries including the Republic of India (“IFC”), of the First Part;

AND

2.	HELION VENTURE PARTNERS II, LLC, a company established under the laws of Mauritius, having its principal office at International Management (Mauritius) Ltd, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius (hereinafter referred to as “Helion Partners” which expression shall mean and include the said company, its executors, assigns and successors- in-interest), of the Second Part;

AND

3.	HELION VENTURE PARTNERS INDIA II, LLC, a company established under the laws of Mauritius, having its principal office at International Management (Mauritius) Ltd, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius (hereinafter referred to as “Helion India” which expression shall mean and include the said company, its executors, assigns and successors- in-interest), of the Third Part;

AND

4.	FC VI INDIA VENTURE (MAURITIUS) LTD., a company established under the laws of Mauritius, having its principal office at International Financial Services Limited, IFS Court, 28 Cybercity, Ebene, Mauritius (hereinafter referred to as “FC” which expression shall mean and include the said company, its executors, assigns and successors- in-interest), of the Fourth Part;

AND

5.	IFC GIF INVESTMENT COMPANY I, an investment fund managed by IFC Asset Management Company, organized and existing under the laws of Mauritius, and having its principal office at Cim Fund Services Ltd, 33 Edith Cavell Street Port Louis, Mauritius (“GIF”), of the Fifth Part;

AND

6.	IW GREEN INC., a company incorporated under the laws of the United States and having its registered office at 341, Raven Circile, Wyoming, Zip Code 19934, Kent, United States of America (hereinafter referred to as the “IW Green”, which expression shall mean and include the said company, its executors, assigns and successors- in-interest), of the Sixth Part;

AND

7.	MR. INDERPREET SINGH WADHWA, son of Mr. Harkanwal Singh Wadhwa residing at J-57, Third Floor, Saket, New Delhi 110 017 (hereinafter referred to as the “IW”, which expression shall mean and include their successors, legal heirs and permitted assigns), of the Seventh Part.

(Helion Partners and Helion India are collectively referred to as “Helion”. Helion, FC, IFC and GIF are collectively referred to as the “Investors” or the “Entitled Investors”. The Investors, IW Green and IW are collectively referred to as the “Parties” and individually as a “Party”.)

WHEREAS:

(A)	IFC, Helion and FC in their capacity as non-resident financial investors had invested in Azure Power India Power Limited (“Azure India”), a private company incorporated in the laws of India and having its registered office at 8, LSC, Madangir, Pushpvihar, New Delhi-110062, India. IW and Mr. Harkanwal Singh Wadhwa, son of Late Mr. Manohar Singh Wadhwa, residing at C-2324 Ranjit Ave, Amritsar, Punjab (hereinafter referred to as “HW”; together with IW, are collectively referred as the “Sponsors”), are the other shareholders of Azure India.

(B)	Pursuant to certain understanding between the Parties, IFC, Helion and FC along with other investors in Azure India intend to sell all Equity Securities they hold in Azure India to Azure Power Global Limited (“Azure Mauritius”) in lieu of Equity Securities issued by Azure Mauritius. Thereafter, Azure Mauritius is intended to undertake an initial public offering and list its Equity Shares on an internationally recognised stock exchange.

(C)	On the transfer of all Equity Securities of Azure India that are held by IFC, Helion, FC, DEG-Deutsche Investitions- und Entwicklungsgesellschaft mbH and Société de Promotion et de Participation pour la Coopération Économique S.A. to Azure Mauritius, and taking into account further investments made by IFC and GIF in Azure Mauritius, the Parties intend to have certain Equity Shares that are held by IW Green in Azure Mauritius to be locked-in and thereafter sold based on the sale/transfer of the equity shares held by the Sponsors in Azure India. The proceeds received from the sale of the Equity Shares of Azure Mauritius that is equal to the amounts received by the Sponsors from the sale of the equity shares they hold in Azure India (net of taxes and expenses) is intended to be distributed amongst the Entitled Shareholders in the percentages contained in Schedule A, in the eventualities identified in this Agreement.

(D)	Pursuant to the above, the Parties are now desirous of entering into this Agreement to record their understanding in relation to the above matters.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

Applicable Law means all applicable statutes, laws, ordinances, rules and regulations, including but not limited to, any license, permit or other governmental Authorization, in each case as in effect from time to time;

Authority means any national, supranational, regional or local government or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

Authorization means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;

AZI Shareholders Agreement means the amended and restated shareholders agreement entered on or around the date of this Agreement between the Azure Mauritius, Azure India, IW and HW in relation to governance and other matters relating to Azure India;

Big Four Accounting Firm means any of the following accounting firms or their Affiliates:

(a)	PricewaterhouseCoopers;

(b)	Deloitte Touche Tohmatsu;

(c)	Ernst & Young; and

(d)	KPMG;

Business Day means a day when banks are open for business in New York and the Republic of Mauritius;

Dollars or US$ means the lawful currency of the United States of America;

Entitled Shareholders means the Entitled Investors and the Sponsors;

Equity Securities of a Person means ordinary shares, preferred shares, bonds, loans, warrants, rights, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase ordinary shares of such company or any instrument or certificate representing a beneficial ownership interest in the ordinary shares of such company, including global depositary receipts and American depository receipts and any other security issued by the company, even if not convertible into ordinary shares, that derives its value and/or return based on the financial performance of the company or its shares;

Equity Shares or Shares means the ordinary equity shares of Azure Mauritius having the par value of US$ 0.01 each and carrying 1 (one) vote each;

Fully Diluted Basis means the number of ordinary shares of a Person, calculated as if all Equity Securities then outstanding, which are convertible to, or exercisable or exchangeable for, common shares of such Person, had been converted, exercised or exchanged in full;

Lien means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, option (including call commitment), trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

Locked-in Shares has the meaning as ascribed to it in Clause 4.1;

Lock-in Period has the meaning as ascribed to it in Clause 3;

Person means any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

QIPO means an initial public offering and listing of Equity Shares of Azure Mauritius which satisfies the conditions as agreed between Sponsors and the Investors;

QIPO Date means the date of completion of QIPO;

Related Agreements has the meaning set forth in the AZI Shareholder Agreement;

Transfer means to transfer, sell, convey, assign, pledge, hypothecate, create a security interest in or Lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily, Transferable and Transferred shall have corresponding meanings.

1.2	Interpretation

(a)	Any reference herein to any Clause or Schedule is to such clause or schedule or annexure to this Agreement, unless the context otherwise requires.

(b)	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

(c)	Unless the context otherwise requires, words importing the singular include the plural and vice versa, and pronouns importing a gender include each of the masculine, feminine and neuter genders.

(d)	Reference to the word “include” shall be construed without limitation.

(e)	The words “directly or indirectly” mean directly, or indirectly through one or more intermediary Persons, or through contractual or other legal arrangements, and “direct or indirect” shall have the correlative meanings.

(f)	References to this Agreement, or any Transaction Document or any other document, are to this Agreement, that Transaction Document or that document as in force for the time being and as amended from time to time in accordance with the terms of this Agreement, that Transaction Document or that document; or, as the case may be, with the agreement of the relevant parties.

(g)	Certain defined terms may be defined elsewhere in this Agreement and wherever, such terms are so defined, they shall have the meaning assigned to them.

2.	EFFECTIVENESS OF THE AGREEMENT

This Agreement shall come into effect on and from the date of completion of the sale of Equity Securities of Azure India that are held by any of IFC, Helion, FC, DEG- Deutsche Investitions-und Entwicklungsgesellschaft mbH or Société de Promotion et de Participation pour la Coopération Économique S.A. to Azure Mauritius, or the completion of the subscription of Equity Securities of Azure Mauritius by GIF, whichever is earlier (“Effective Date”).

3.	SPONSOR LOCK-IN

IW Green agrees that the Locked-in Shares it holds in Azure Mauritius shall be subject to the lock-in restrictions as set out in this Agreement from the QIPO Date until they are sold or released from the lock-in restrictions in accordance with Clause 5 below (“Lock-in Period”). During the Lock-in Period, IW Green shall not directly or indirectly:

(i)	Transfer to any person any of the Locked-in Shares or any right, title or interest therein; or

(ii)	enter into any swap or any derivative transaction that Transfers to any person, in whole or in part, any of the economic benefits or risks of ownership of the Locked-in Shares,

except for the release or sale of the Locked-in Shares in accordance with Clause 4.2 and Clause 5 below.

4.	LOCKED-IN SHARES

4.1	The number of Equity Shares that are subject to the lock-in restrictions set out in this Agreement (“Locked-in Shares”) shall be such number of Equity Shares held by IW Green in Azure Mauritius that constitute a percentage of the share capital of Azure Mauritius on a Fully Diluted Basis immediately after the QIPO Date that is equal to the percentage of the share capital of Azure India that is held by the Sponsors on a Fully Diluted Basis as determined in accordance with Clause 4.2, subject to change in the number of Locked-in Shares in accordance with Clause 4.3 and Clause 5.

4.2	For the purpose of Clause 4.1, the percentage of share capital of Azure India that is held by the Sponsors on a Fully Diluted Basis shall be calculated assuming that the monies raised by Azure Mauritius from the issue of Series G CCPS and Series H CCPS and from issue of Equity Shares in its QIPO are invested by Azure Mauritius (after retaining amounts as is agreed between IW and Entitled Investors to be retained by Azure Mauritius to meet its expenses) in the share capital of Azure India at a minimum issue price permissible under Applicable Law. Within 5 (five) Business Days from the QIPO Date, IW shall provide a certificate from a Big Four Accounting Firm that is acceptable to the Entitled Investors indicating the percentage of share capital that Sponsors will hold in Azure India assuming that the monies raised by Azure Mauritius from the issue of Series G CCPS and Series H CCPS and from issue of Equity Shares in its QIPO are invested by Azure Mauritius (after retaining amounts as is agreed between IW and Entitled Investors to be retained by Azure Mauritius to meet its expenses) in the share capital of Azure India at a minimum price permissible under Applicable Law. If IW does not provide the above mentioned certificate from an acceptable Big Four Accounting Firm with the 5 (five) Business Days’ time period, then the Entitled Shareholders shall have a right to appoint a Big Four Accounting Firm of their choice and provide the above mentioned certificate to the Sponsors.

4.3	The percentage of share capital of Azure India that is held by the Sponsors as certified by a Big Four Accounting Firm in accordance with Clause 4.2 shall be considered to determine the number of Locked-in Shares for the purpose of Clause 4.1. However, if the shareholding percentage of the Sponsors in Azure India, after the monies raised by Azure Mauritius from the issue of Series G CCPS and Series H CCPS and from issue of Equity Share in its QIPO are invested in Azure India, reduces due to any reason other than those set out in Clause 5 below, then there shall be a proportionate reduction in the number of Locked-in Shares that are subject to lock-in restrictions set out in this Agreement. The Sponsors and the Entitled Investors may also agree in writing to reduce the number of Locked-in Shares. Without prejudice to the foregoing, IW may, at any time during the Lock-in Period, provide the Entitled Investors with an opinion/report to the satisfaction of Entitled Investors on the comparative market value of an equity share of Azure India and an Equity Share of Azure Mauritius and the number of equity shares of Azure India which would be equivalent in value to one Equity Share of Azure Mauritius. It is clarified that Entitled Investors shall not unreasonably reject the said opinion/ report. Upon confirmation of Entitled Investors, the Locked-in Shares shall stand reduced in terms of the said report/ opinion and such reduced shares shall constitute the Locked-in Shares in terms of this Agreement.

It is clarified that on the reduction of the number of Locked-in Shares, the Equity Shares that have been so released shall be free from the lock-in restrictions set out in this Agreement.

4.4	IW Green shall inform any change in the number of Locked-in Shares by way of written notice to all Investors, which notice shall also specify the shareholding percentage of the Sponsors in the share capital of Azure India.

4.5	IW Green shall, and IW shall cause IW Green to, not Transfer or otherwise deal with its Equity Shares that may adversely affect its ability to comply with its obligations under this Agreement.

5.	SALE/RELEASE OF LOCKED-IN SHARES

5.1	The Sponsors may, by delivering a written notice (“Sponsor Notice”) to Azure Mauritius and Azure India, request for a buy-back by Azure India and/or purchase by Azure Mauritius of all equity shares they hold in Azure India in accordance with the terms of the AZI Shareholders Agreement. A copy of the Sponsor Notice shall be delivered by IW to the Investors simultaneously as delivered to Azure India and Azure Mauritius.

5.2	If the equity shares held by the Sponsors in Azure India are either bought back by Azure India or purchased by Azure Mauritius or its nominee within a period of 180 (one hundred and eighty) days from the QIPO Date, or within a period of 180 (one hundred and eighty) days from the date of receipt of Sponsor Notice by the Investors, whichever is later (“Initial Period”), then IW Green shall be under an obligation to sell the Locked-in Shares and pay to the Entitled Investors an amount equal to their share of the Excess Return in accordance with Clause 5.7 below.

5.3	If the equity shares held by the Sponsors in Azure India are not bought back by Azure India or purchased by Azure Mauritius or its nominee within the Initial Period, then the Locked-in Shares shall be free from the lock-in restrictions as set out in Clause 3 and Clause 5.7 upon the expiry of the Initial Period.

Provided however that, if Azure India is not able to buyback and Azure Mauritius (by itself of through a nominee) is not able to purchase all of the equity shares held by Sponsors in Azure India within the Initial Period due to legal and regulatory restrictions as prescribed under Applicable Law, then the Locked-in Shares shall continue to be subject to lock-in restrictions as set out in this Agreement until the completion of 2 (two) years from the QIPO Date (“Extended Period”), subject to Clause 5.4 below.

5.4	If the equity shares held by the Sponsors in Azure India are either bought back by Azure India or purchased by Azure Mauritius or its nominee within the Extended Period, then IW Green shall be under an obligation to sell the Locked-in Shares and pay to the Entitled Investors an amount equal to their share of the Excess Return in accordance with Clause 5.7 below.

However, if the equity shares held by the Sponsors in Azure India are not bought back by Azure India or purchased by Azure Mauritius or its nominee within the Extended Period, then the Locked-in Shares shall be free from the lock-in restrictions as set out in Clause 3 and Clause 5.7 upon the expiry of the Extended Period.

5.5	It is clarified that until the expiry of the Initial Period or Extended Period, as the case may be, the Locked-in Shares shall be subject to the lock-in restrictions set out in Clause 3, unless the Locked-in Shares are required to be sold in accordance with Clause 5.7 below, after which, the Locked-in Shares shall be free from the lock-in restrictions as set out in Clause 3 and Clause 5.7 without any further act on behalf of any of the Parties.

5.6	If on the occurrence of (i) winding up of Azure India; (ii) buyback by Azure India of the equity shares held by the Sponsors in Azure India; or (iii) transfer of equity shares of Azure India that are held by the Sponsors, as the case may be, the amounts received by the Sponsors for their equity shares in Azure India is more than the face value of those equity shares, then the amount that is in excess of the face value of those equity shares, after adjusting for all taxes (including, but not limited to, capital gains tax/income tax as substantiated by actual tax returns filed with tax authorities, and if the actual tax returns cannot be filed, then by a certificate/opinion from a certified chartered accountant who is acceptable to Helion, FC, GIF and IFC) and expenses incurred by the Sponsors in relation to the sale of their equity shares in Azure India, shall be referred as “Excess Return” to the Sponsors.

IW shall, within 5 (five) Business Days of the receipt of Excess Return by the Sponsors, intimate the Entitled Investors in writing about the details of the amount received as Excess Return by the Sponsors, and the share of each Entitled Shareholders of the Excess Return in the proportion as set out in Schedule A hereto.

Notwithstanding anything contained herein, IW and IW Green shall ensure that the Excess Return received by the Sponsors may be utilized or appropriated by the Sponsors subject to and after the receipt by all the Entitled Investors of their entitled amounts as set out in Clause 5.7 and Clause 5.8 below.

5.7	IW Green and IW agree that if the Sponsors receive any Excess Return on the buyback, sale or transfer of their equity shares in Azure India during the Initial Period or Extended Period, as may be relevant, then IW Green shall:

(a)	allocate the Excess Return received by the Sponsors to the Entitled Shareholders in the proportion as set out in Schedule A hereto;

(b)	sell the Locked-in Shares on the stock exchange where they are listed in such numbers that gives IW Green, after adjusting for the income tax payable by IW Green on the proceeds received on the sale of Locked-in Shares, an amount that is equal to the US$ equivalent of the share of the Entitled Investors in the Excess Return (as determined by applying the US$-INR reference conversion rate as published by the Reserve Bank of India on the date the Sponsors receive the Excess Return);

(c)	cause the Locked-in Shares to be sold as required by this Clause 5.7(a) within 30 (thirty) Business Days from the date of receipt of Excess Return by the Sponsors,

provided however that, if IW Green is not able to sell the Locked-in Shares within the period mentioned above due to legal and regulatory restrictions as prescribed under Applicable Law, the said period shall stand extended till such time that the legal and regulatory issues are resolved and IW Green is able to sell the Locked-in Shares; and

(d)	ensure that the US$ equivalent amount of the share of the Entitled Investors in the Excess Return (as determined by applying the US$-INR reference conversion rate as published by the Reserve Bank of India on the date the Sponsors receive the Excess Return), which is received by IW Green from the sale of Locked-in Shares, is immediately paid by IW Green to the Entitled Investors by way of payment in cash to the bank accounts of the Entitled Investors as indicated by them.

5.8	In the event the Locked-in Shares are released from the lock-in restrictions upon the expiry of the Initial Period as set out in Clause 5.3 or upon the expiry of the Extended Period as set out in Clause 5.4 and thereafter the Sponsors receive any Excess Return on the buyback, sale or transfer of their equity shares in Azure India, IW and IW Green shall ensure that the share of the Entitled Investors in the Excess Return as determined in accordance with Schedule A hereto is distributed and paid by the Sponsors to the Entitled Investors in a legally permissible method as may be agreed between IW and the Entitled Investors.

5.9	IW Green and IW shall cooperate in good faith and exercise all such rights and powers as are available to them to take, or cause to be taken, such actions in order to give effect to the provisions of this Agreement in accordance with the requirements of Applicable Laws. IW shall ensure that IW Green complies with its obligations under this Agreement.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Each of the Parties hereby severally represents and warrants that:

(a)	It has the power and authority to execute and deliver this Agreement and is not prohibited from entering into this Agreement;

(b)	This Agreement has been duly authorized by it, and upon such execution and delivery, will be a legal, valid and binding obligation enforceable in accordance with its terms; and

(c)	The execution and delivery of this Agreement by it and the promises, agreements or undertakings of it under this Agreement does not violate any Applicable Laws or violate or contravene the provisions of or constitute a default under any documents, contracts, agreements or any other instruments which it has executed or which are applicable to it.

7.	TERM AND TERMINATION

7.1	Term

This Agreement shall become effective on and from the Effective Date and continue to be valid and in full force and effect, unless it expires or is terminated earlier in accordance with Clause 7.2 below.

7.2	Termination

This Agreement shall terminate:

(a)	on the Sponsors ceasing to hold any equity shares in Azure India, and IW Green/IW having complied with all their obligations under this Agreement;

(b)	on the Investors ceasing to hold any Equity Securities in Azure Mauritius;

(c)	on mutual consent in writing of all Parties hereto; or

(d)	if the QIPO of Azure Mauritius is not completed by 31st December, 2015.

7.3	Survival

Termination or expiry of this Agreement for any cause whatsoever shall not relieve either Party hereto of any liability, which at the time of expiry or termination has already accrued to the other Party hereto, or which may, thereafter, accrue in respect of any act or omission prior to such expiry or termination. The rights and obligations of the Parties under this Agreement, which either expressly or by their nature survive the expiry or termination of this Agreement, shall not be extinguished by expiry or termination of this Agreement. It is clarified that the provisions of Clause 1, Clause 6, Clause 7, Clause 8 and Clause 9 shall survive the expiry or earlier termination of the Agreement.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	The provisions of this Agreement shall be governed by the laws of England and Wales.

8.2	Dispute Resolution

(a)	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a “Dispute”) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the Singapore International Arbitration Centre (the “SIAC”) in force at that time (the “SIAC Rules”), which SIAC Rules are deemed to be incorporated by reference into this Clause 8.2.

(b)	There shall be 1 (one) arbitrator, who shall be nominated by agreement of the parties within thirty (30) days of receipt of the request for arbitration by the respondent(s). If the sole arbitrator is not nominated within this time period, the SIAC shall make the appointment.

(c)	The place of arbitration shall be Singapore.

(d)	The language of arbitration shall be English.

(e)	The Parties acknowledge and agree that no provision of this Agreement or of the SIAC Rules, nor the submission to arbitration by IFC, in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC.

(f)	If two or more arbitrations are commenced hereunder and/or the Related Agreements, and even if this Agreement and the Related Agreements are governed by different laws,

any party to any of these arbitrations may petition any arbitral tribunal appointed in these arbitrations for an order that the several arbitrations be consolidated in a single arbitration before that arbitral tribunal (a “Consolidation Order”). In deciding whether to make such a Consolidation Order, the arbitral tribunal shall consider whether the several arbitrations raise common issues of law or facts and whether to consolidate the several arbitrations would serve the interests of justice and efficiency. If before a Consolidation Order is made by an arbitral tribunal with respect to another arbitration, the arbitrator has already been appointed in that other arbitration, their appointment terminates upon the making of such Consolidation Order and they are deemed to be functus officio without prejudice to the validity of any acts done or orders made by them prior to the termination. In the event of two or more conflicting Consolidation Orders, the Consolidation Order that was made first in time shall prevail.

(g)	The provisions of this Clause 8 shall survive the termination of this Agreement for any reason whatsoever.

9.	MISCELLANEOUS

9.1	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any Party (including any duly authorised representative of a Party) may enter into this Agreement by executing a counterpart.

9.2	Announcements

(a)	None of the Parties may represent views of any other Party on any matter, or use their name in any written material provided to third parties, without their prior written consent.

(b)	No Party shall:

(i)	disclose any information either in writing or orally to any Person which is not a Party to this Agreement; or

(ii)	make or issue a public announcement, communication or circular,

about the subject matter of, or the transactions referred to in, this Agreement or any other Transaction Document, including by way of press release, promotional and publicity materials, posting of information on websites, granting of interviews or other communications with the press, or otherwise, other than: (A) to such of its, officers, employees and advisers as reasonably require such information in connection with the execution of the transaction contemplated in this Agreement or to comply with the terms of this Agreement or any other Transaction Documents; (B) to the extent required by any Applicable Law; (C) to the extent required for it to enforce its rights under this Agreement; and (D) with the prior written consent of the other Parties. Before any information is disclosed or any public announcement, communication or circulation made or issued pursuant to this Clause, such relevant Party must consult with the Investors in advance about the timing, manner and content of the disclosure, announcement, communication or circulation (as the case may be).

(c)	Each Party shall expressly inform any Person to whom it discloses any information under this Clause 9.2 of the restrictions set out in Clause 9.2 with regards disclosure of such information and shall procure their compliance with the terms of this Clause 9.2 as if they each were a party to this Agreement as such Party and such Party shall be responsible for any breach by any such Person of the provisions of this Clause 9.2.

9.3	Notices

(a)	All notices, demands or other communications required or permitted to be given or made by the Parties provided for in this Agreement shall be in writing, in English and delivered personally, by courier, registered airmail or by facsimile, to the Parties at the following addresses or fax numbers:

In the case of notices to:
Investors:
Helion Venture Partners II, LLC
International Management (Mauritius) Ltd
Les Cascades Building
Edith Cavell Street Port Louis, Mauritius
Facsimile: (230) 212 9833
Attention: Mr. Sanjeev Agarwal

Helion Venture Partners India II, LLC
International Management (Mauritius) Ltd
Les Cascades Building
Edith Cavell Street Port Louis, Mauritius
Facsimile: (230) 212 9833
Attention: Mr. Sanjeev Agarwal

FC VI India Venture (Mauritius) Ltd.
International Financial Services Limited
IFS Court, Bank Street, TwentyEight CyberCity,
Ebène 72201, Republic of Mauritius
Facsimile: + 230 467 4000
Attention: Pratima Woodhoo – Ajageer pwoodhoo@ifsmauritius.com

IFC GIF Investment Company I
C/o Cim Fund Services Ltd, 33 Edith Cavell Street
Port Louis, Mauritius Facsimile: + 2302129833 Attention: Ashraf Ramtoola

With a copy to:
2121 Pennsylvania Avenue, NW Washington DC 20433 Attention: Viktor Kats

International Finance Corporation
2121 Pennsylvania Avenue, NW Washington, D.C. 20433 Fax: +1 202-974-4307
Attention: Mr. Sujoy Bose, Director,
Infrastructure and Natural Resources

With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations, at: Facsimile: +1 (202) 522-3064.

And a copy to: IFC’s South Asia Department at 3rd and 4th Floor, Maruti Suzuki Building, Plot No. 1, Nelson Mandela Road, Vasant Kunj, New Delhi - 110070, India, Facsimile Number (91-11) 4111-1001

IW and IW Green:	Inderpreet Singh Wadhwa
J-57, Third Floor, Saket, New Delhi-110017 Fascimile: +91-11-4654 8628 Attention: Inderpreet Singh Wadhwa

(b)	All notices shall be deemed to have been validly given (i) immediately, upon receipt of the confirmation report, if transmitted by facsimile transmission, or (ii) 7 (seven) days after posting if sent by registered post, or (iii) 4 (four) days from the date of dispatch, if sent by courier.

(c)	Any Party may, from time to time, change its address, facsimile number or representative for receipt of notices provided for in this Agreement by giving to the other Parties not less than 15 (fifteen) Business Days prior written notice.

9.4	Costs

Save as expressly otherwise provided in this Agreement, each of the Parties shall bear their own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and performance of the terms, covenants and conditions of this Agreement.

9.5	Waiver of Rights

No forbearance, indulgence or relaxation or inaction by any Party at any time to require performance of any of the provisions of this Agreement shall in any way affect, diminish or prejudice the right of such Party to require performance of that provision. Any waiver or acquiescence by any Party of any breach of any of the provisions of this Agreement shall not be construed as a waiver or acquiescence of any right under or arising out of this Agreement or of the subsequent breach, or acquiescence to or recognition of rights other than as expressly stipulated in this Agreement.

9.6	Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any law from time to time: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

9.7	Entire Agreement

This Agreement, together with the other Transaction Documents, supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter of this Agreement, and this Agreement (together with any amendments or modifications and the other Transaction Documents) contains the sole and entire agreement between the parties with respect to the subject matter of this Agreement. In case of conflict between this Agreement and the Transaction Documents, this Agreement shall supersede.

9.8	Amendment

Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by all of the Parties hereto.

9.9	Assignment

Till the completion of QIPO, this Agreement and all of the rights and obligations under it may be assigned or transferred by any of the Investors to any Person; subject however to the Investor(s) transferring their entire shareholding in Azure Mauritius to such Person. This Agreement and all of the rights and obligations under it may be assigned or transferred by IW Green to any Person with the prior written consent of the Investors.

9.10	Relationship

None of the provisions of this Agreement shall be deemed to constitute a partnership between the Parties hereto and no Party shall have any authority to bind or shall be deemed to be the agent of the other in any way.

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IN WITNESS WHEREOF, the below mentioned Parties have entered into this Agreement on the day and year first above written.

SIGNED AND DELIVERED BY “HELION VENTURE PARTNERS II, LLC” BY THE HAND OF (the Authorised Signatory)

SIGNED AND DELIVERED BY “HELION VENTURE PARTNERS INDIA II, LLC” BY THE HAND OF (the Authorised Signatory)

IN WITNESS WHEREOF, the below mentioned Party has entered into this Agreement on the day and year first above written.

SIGNED AND DELIVERED BY “FC VI INDIA VENTURE (MAURITIUS) LTD.” BY THE HAND OF
(the Authorised Signatory)

Signature Page to Sponsor Lock-In Agreement

IN WITNESS WHEREOF, the below mentioned Party has entered into this Agreement on the day and year first above written.

SIGNED AND DELIVERED BY “INTERNATIONAL FINANCE CORPORATION” BY THE HAND OF
(the Authorised Signatory)

IN WITNESS WHEREOF, the below mentioned Party has entered into this Agreement on the day and year first above written.

SIGNED AND DELIVERED BY “IFC GIF

INVESTMENT COMPANY I” BY THE HAND OF

(the Authorised

Signatory)

IN WITNESS WHEREOF, the below mentioned Parties have entered into this Agreement on the day and year first above written.

SIGNED AND DELIVERED BY “MR. INDERPREET SINGH WADHWA”

SIGNED AND DELIVERED BY “IW GREEN INC.” BY

THE HAND OF                                                   (the

Authorised Signatory)

SCHEDULE A

DISTRIBUTION PROPORTION

The share of the Entitled Shareholders of the Excess Return shall be in the following percentages:

INTERNATIONAL FINANCE CORPORATION	15.735%

IFC GIF INVESTMENT COMPANY I	14.535%

HELION VENTURE PARTNERS II, LLC	24.382%

HELION VENTURE PARTNERS INDIA II, LLC	2.2%

FC VI INDIA VENTURE (MAURITIUS) LTD	28.775%

SPONSORS*	14.373%

*	This includes the shareholding of Mr. Satnam Sanghera and Azure Power Inc.